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                                                                      EXHIBIT 99


                              MACOMB COMMUNITY BANK

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                      To Be Held On                 , 1999

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

         The undersigned shareholder of MACOMB COMMUNITY BANK hereby appoints STEPHEN TARCZY and ROBERT C. CARR, or either of them, to represent the undersigned at the special meeting of the shareholders of MACOMB COMMUNITY BANK
to be held on                     ,1999, at 9:00 a.m. (local time), at the Bank,
16000 Hall Rd., Ste. 102, Clinton Township, Michigan 48038, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.

         When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the special meeting of shareholders and at any adjournment or postponement thereof. If no direction is given, this proxy will be voted "FOR" the proposal to approve and adopt the Plan of Share Exchange and in the discretion of the proxy holder as to any other matter that may properly come before the meeting or any adjournments or postponements thereof.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF SHARE EXCHANGE.





         1. Proposal to approve and adopt the Plan of Share Exchange, dated as of September 30, 1999, between and among CAPITOL BANCORP LTD. and the shareholders of MACOMB COMMUNITY BANK to exchange the shares of common stock of MACOMB COMMUNITY BANK not now held by CAPITOL BANCORP LTD. for shares of common stock of CAPITOL BANCORP LTD. according to the terms of the Plan of Share Exchange. After the share exchange, MACOMB COMMUNITY BANK will be a wholly owned subsidiary of CAPITOL BANCORP LTD.


                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

[SIGNATURES ON REVERSE]



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                                           Dated:                        , 1999
                                                 ------------------------

                                           ------------------------------------
                                             Number of Shares of Common Stock

                                           ------------------------------------
                                           Signature (and title if applicable)

                                           ------------------------------------
                                               Signature (if held jointly)

                                           Please sign your name exactly as it
                                           appears on your stock certificate.
                                           When shares are held by joint
                                           tenants, both should sign. When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If a
                                           corporation, please sign in full
                                           corporate name by the President or
                                           other authorized officer. If a
                                           partnership, please sign in
                                           partnership name by authorized
                                           person.